Exhibit 99.1

AFFINITY GOLD CORP.
13570 Grove Drive #310
Maple Grove, MN 55311

Symbol: AFYG - Pinksheets

November 15th, 2013

NEWS RELEASE

AFFINITY GOLD CORP. ANNOUNCES IMPROVED LISTING STATUS WITH OTCMARKETS.COM

Maple Grove, Minnesota - November 15th, 2013 - Affinity Gold Corp. (AFYG.pk) ("Affinity" or "the Company") is pleased to announce its improved listing status with OTCMarkets.com. As of this morning, OTCMarkets.com has removed the Caveat Emptor icon from the Company's listing status and is now listed as "OTC Pink Limited Information."

"I'm very pleased with how responsive and helpful the staff at OTCMarkets.com was in setting expectations and guiding us through their process to allow Affinity to resolve this matter quickly. I've been absolutely impressed with the level of service and support provided by OTCMarkets.com through this process" stated Corey J. Sandberg, President & CEO. Mr. Sandberg went on to say, "We will continue to work towards increasing the level of transparency as we progress towards becoming current with our regulatory obligations and preparing the company to further improve its listing status to correlate to the level of success expected."

About Affinity Gold Corp.:
Affinity Gold Corp. is a mineral exploration and development company engaged in the acquisition and development of near-term precious mineral production properties within Peru. Affinity Gold Corp.'s primary focus is on developing assets that have demonstrated historical production, contain documented and reliable data and can reasonably begin producing within 12-18 months at a cost of less than $900 per gold equivalent ounce.

www.affinitygold.com

CONTACT:
AFFINITY GOLD CORP.
Corey J. Sandberg
763-424-4754
csandberg@affinitygold.com

For further information please refer to the Company's filings with the SEC on EDGAR available at www.sec.gov

FORWARD-LOOKING STATEMENTS
This news release may include "forward-looking statements" regarding Affinity Gold Corp., and its subsidiaries, business and project plans. Such forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Affinity Gold Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Affinity Gold Corp. does not undertake any obligation to update any forward-looking statement, except as required under applicable law.